SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2015

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events.

Last week Steven van der Velden, the Chief Executive Officer of Elephant Talk Communications Corp. (the “Company”) met with senior management of a mobile communications carrier in Mexico (the “Carrier”) to discuss the contract by and between the Company and the Carrier (the “Contract”). As a result of the sale of the Carrier to a third party, the Contract is currently under review by the acquirer. At the meeting it was determined that no decision as to the future of the Contract will be made until the 2nd quarter of 2015.

Cautionary Statement Regarding Forward Looking Information

This report includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and our management team, are inherently uncertain. A description of the risks and uncertainties can be found in the reports and other documents filed with the U.S. Securities and Exchange Commission. The Company cautions readers not to rely on these forward-looking statements. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2015	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

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